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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Proxy Statement/Prospectus of Owosso Corporation, which is part of a Registration Statement on Form S-4 of Allied Motion Technologies, of our report dated December 5, 2003 (February 10, 2004 as to Note 19) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in accounting for goodwill in 2003 and an explanatory paragraph regarding a going concern uncertainty), appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Rochester, New York
March 11, 2004

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT